UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      January 11, 2013

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Iroquois St Niagara Falls, NY		14303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Between January 11, 2013 and January 16, 2013, JBI, Inc., a Nevada corporation (the “Company”), entered into Subscription Agreements (the “Purchase Agreements”) with several “accredited investors” in connection with its private placement (the “Offering”) previously reported in the Company’s Current Report on Form 8-K, dated December 31, 2012 (the “Initial Report”), and consummated the sale of 1,153,556 additional shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), for additional gross proceeds of $4,037,446.  As a result of the additional sales, the total number of shares sold in the Offering is 2,300,000 for aggregate gross proceeds of approximately $8.05 million.

In connection with the additional closings, on January 11, 2013, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Certificate of Designations of the Series B Preferred Stock (the “Amended Series B Designation”) in order to designate an additional 300,000 shares of preferred stock of the Company as Series B Preferred Stock. As a result of the Amended Series B Designation, a total of 2,300,000 shares have been designated as Series B Preferred Stock.

On January 17, 2013 the Company issued a press release announcing the execution of Purchase Agreements for the sale of shares of Series B Preferred Stock in the additional closings of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing summary of the additional closings in the Offering and the securities to be issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the Amended Series B Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, the description of the Offering contained in the Initial Report and the original Certificate of Designation of the Series B Preferred Stock and the form of Purchase Agreement, copies of which were attached to the Initial Report as Exhibits 3.1 and 10.1, respectively.

Section 3 — Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, the Company agreed to issue the shares of Series B Preferred Stock described therein.  Such issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering and the Purchasers made certain representations to the Company in the Purchase Agreements, including without limitation, that the Purchasers were “accredited investors” as defined in Rule 501 under the Act.

Section 5 — Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended Certificate of Designation of Series B Convertible Preferred Stock

In connection with the Offering, on January 11, 2012, the Company approved and filed the Amended Series B Designation with the Secretary of State of the State of Nevada.  The description of the Amended Series B Designation set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  A copy of the Amended Series B Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock of JBI, Inc.
99.1	Press Release dated January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

January 17, 2013	By:	/s/ Matthew J. Ingham
	Name:	Matthew J. Ingham
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock of JBI, Inc.
99.1	Press Release dated January 17, 2013.